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Exhibit 24.1 - Consent of Independent Auditors



The Stockholders
Frisby Technologies, Inc.:

         We consent to the reference to our firm under the headings "Experts" and "Change in Independent Auditors" and to the use of our report dated April 10, 1997 (except Note 1, as to which the date is December 23, 1997), in the Registration Statement (Form SB-2 No. 333-00000) and related Prospectus of Frisby Technologies, Inc. dated January 29, 1998.

                                              /S/ ERNST & YOUNG LLP

Melville, New York
January 28, 1998